As filed with the Securities and Exchange Commission on September 8, 1994


                                                   Registration No. 33-_______
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              TRINOVA Corporation
            (Exact name of registrant as specified in its charter)



          Ohio                                         34-4288310
(State of Incorporation)                  (I.R.S. Employer Identification No.)



                     3000 Strayer, Maumee, Ohio 43537-0050
              (Address of Principal Executive Offices) (Zip Code)



                              TRINOVA Corporation
                  Retirement Savings and Profit-Sharing Plan
                           (Full title of the plan)



                                James E. Kline
                      Vice President and General Counsel
                              TRINOVA Corporation
                     3000 Strayer, Maumee, Ohio 43537-0050
                    (Name and address of agent for service)



                                (419) 867-2200
         (Telephone number, including area code, of agent for service)


                             _____________________



                            [Cover page continued]

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                                      -2-




                        Calculation of Registration Fee

____________________________________________________________________________

                                                    Proposed
                                                    maximum
  Title of                       Proposed maximum   aggregate     Amount of
securities to     Amount to be    offering price    offering    registration
be registered      registered      per unit (1)     price (1)        fee
____________________________________________________________________________

Common Shares,
$5 par value
per share          478,355 (2)       $37.3125      $17,848,621     $6,155

____________________________________________________________________________

(1) Computed solely for purposes of determining the registration fee pursuant to Rule 457 of Regulation C under the Securities Act of 1933, based upon the average of the high and low prices reported in the consolidated reporting system for transactions in the Common Shares on the New York Stock Exchange on September 2, 1994.

(2) Estimated maximum number of Common Shares which could be purchased under the employee benefit plan described herein for a three-year period after the effective date of this registration statement, based upon the proposed maximum offering price per unit. TRINOVA has previously registered 98,986 Common Shares for sale under such plan by a Registration Statement on Form S-8, Registration Statement No. 33-17871, filed October 12, 1987 and amended by Post-Effective Amendment No. 2 filed April 28, 1989. All shares registered under such prior Registration Statement have been sold.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                             ____________________



      This registration statement, including exhibits, contains 20 pages.




               The Exhibit Index is located on pages 11 and 12.




                              [End of cover page]

                     REGISTRATION OF ADDITIONAL SECURITIES

         This registration statement relates to the registration of additional Common Shares, $5 par value, of TRINOVA Corporation ("TRINOVA" or the "Registrant") offered under the TRINOVA Corporation Retirement Savings and Profit-Sharing Plan (the "Plan") for which a Post-Effective Amendment No. 2 to Registration Statement No. 33-17871 on Form S-8 (filed April 28, 1989) relating to the Plan is effective.

                                    PART II

Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this registration statement the following documents filed by TRINOVA with the Securities and Exchange Commission (File No. 1-924) pursuant to the Securities Exchange Act of 1934:

               (a)  Annual Report on Form 10-K for the year ended
         December 31, 1993.

               (b) The Plan's Annual Report on Form 11-K for the year ended December 31, 1993.

               (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

               (d) Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

               (e) Description of TRINOVA Common Share Rights contained in Registration Statement on Form 8-A filed
         January 27, 1989.

               (f) The most recent description of TRINOVA Common Shares contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          All documents filed by TRINOVA and the Plan with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. All information appearing in this registration statement is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing in the documents incorporated by reference.

Item 4.  Description of Securities.

         The Common Shares, $5 par value, of TRINOVA to be offered under the Plan are registered under Section 12 of the Securities Exchange Act of 1934. Notwithstanding such registration and the description of the Common Shares incorporated by reference in Item 3 hereof, TRINOVA has elected to describe the Common Shares under this Item 4 as follows:

         TRINOVA's Amended Articles of Incorporation, as currently in effect, authorize the issuance of 100,000,000 Common Shares, par value $5 per share, and 4,000,000 shares of Serial Preferred Stock without par value. The Amended Articles of Incorporation currently fix two series of Serial Preferred Stock and authorize the Board of Directors of TRINOVA to designate other series and to fix certain rights, powers and preferences of any such other series, including dividend and conversion rights, liquidation preferences, and sinking fund and redemption provisions. No shares of Serial Preferred Stock are currently outstanding. Subject to the preferential rights of holders of Serial Preferred Stock and to restrictions in certain debt agreements to which TRINOVA is a party, the holders of Common Shares are entitled to receive such dividends as the Board may from time to time declare from funds legally available for that purpose. The holders of Common Shares and any holders of Serial Preferred Stock, voting together as one class, are entitled to one vote for each share upon all matters presented generally to shareholders. Holders of Serial Preferred Stock also have certain special class voting rights in the event of certain dividend defaults or certain fundamental changes that could adversely affect holders of the Serial Preferred Stock. The holders of Common Shares have no preemptive rights to purchase or have offered to them for purchase any Common Shares that TRINOVA may from time to time issue and offer for sale for any purpose. The Common Shares described herein will be, when sold, legally issued, fully paid and nonassessable.

         Certificates for the Common Shares currently also evidence certain share purchase rights (the "Rights"), which will be exercisable only upon the happening of such events and only for such securities and on such terms and conditions as described in a Rights Agreement between TRINOVA and First Chicago Trust Company of New York dated as of January 26, 1989, as amended by the First Amendment to Rights Agreement dated as of July 1, 1992. The Rights Agreement contains certain provisions that could be contrary to the interests of persons holding or attempting to acquire 20% or more of the Common Shares and thus could deter a takeover attempt. A copy of the Rights Agreement was filed with the Securities and Exchange Commission on January 27, 1989 as an exhibit to a Registration Statement on Form 8-A. A copy of the First Amendment to Rights Agreement was filed with the Securities and Exchange Commission on July 1, 1992 as an exhibit to Amendment No. 1 to Form 8-A on Form 8.


Item 6.  Indemnification of Directors and Officers.

         Under Article IV of the Amended Code of Regulations of TRINOVA, by authority of Section 1701.13(E) of the Ohio Revised Code, TRINOVA is obligated to indemnify directors, officers and salaried employees against liabilities, fines, penalties or amounts paid in settlement actually and reasonably incurred in connection with the defense of any pending or threatened action, suit or proceeding to which they are or may be a party by reason of service to or at the request of TRINOVA provided that they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of TRINOVA and, for certain claims, that certain other determinations have been made. A copy of the Amended Code of Regulations was filed with the Securities and Exchange Commission on March 18, 1994 as an exhibit to a Form SE. Section 1701.13(E) of the Ohio Revised Code itself provides for mandatory indemnification of directors and officers of an Ohio corporation under certain circumstances.

         TRINOVA also maintains directors' and officers' liability insurance which pays, subject to policy limitations and retentions, for loss arising from any claim against a director or officer of TRINOVA or any of its wholly-owned subsidiaries by reason of a wrongful act done in his or her respective capacity, including breaches of duty, neglect, errors, misstatements, misleading statements and omissions. An act brought about or contributed to by dishonesty is excluded, as is an accounting for profits made from the purchase or sale of TRINOVA securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934.


Item 8.  Exhibits.

         The following exhibits are incorporated herein by reference:

(4)-1 First Supplemental Indenture, dated as of May 4, 1992, between TRINOVA Corporation and NBD Bank, N.A., with respect to the issuance of $75,000,000 aggregate principal amount of TRINOVA Corporation 7.95% Notes Due 1997, filed as Exhibit (4)-1 Form SE filed on May 6, 1992

(4)-2 7.95% Notes Due 1997, issued pursuant to the Indenture, dated as of January 28, 1988, between TRINOVA Corporation and NBD Bank, N.A. (formerly National Bank of Detroit), as supplemented by the First Supplemental Indenture, dated as of May 4, 1992, between TRINOVA Corporation and NBD Bank, N.A., filed as Exhibit (4)-2 to Form SE filed on May 6, 1992

(4)-3 Officers' Certificate of TRINOVA Corporation, dated May 4, 1992, pursuant to Section 2.01 of the Indenture, dated as of January 28, 1988, between TRINOVA Corporation and NBD Bank, N.A. (formerly National Bank of Detroit), as supplemented by the First Supplemental Indenture, dated as of May 4, 1992, between TRINOVA Corporation and NBD Bank, N.A., filed as Exhibit (4)-3 to Form SE filed on May 6, 1992

(4)-4 Rights Agreement, dated January 26, 1989, between TRINOVA Corporation and First Chicago Trust Company of New York filed as Exhibit (2) to Form 8-A filed on January 27, 1989, as amended by the First Amendment to Rights Agreement filed as Exhibit (5) to Form 8 filed on July 1, 1992

(4)-5 Form of Share Certificate for Common Shares, $5 par value, of TRINOVA Corporation, filed as Exhibit (4)-2 to Form SE filed on July 1, 1992

(4)-6 Fiscal Agency Agreement, dated as of October 26, 1987, between TRINOVA Corporation, as Issuer, and Bankers Trust Company, as Fiscal Agent, with respect to $100,000,000 aggregate principal amount of TRINOVA Corporation 6% Convertible Subordinated Debentures Due 2002, filed as Exhibit (4)-1 to Form SE filed on March 18, 1993

(4)-7 Indenture, dated as of January 28, 1988, between TRINOVA Corporation and NBD Bank, N.A. (formerly National Bank of Detroit), with respect to the issuance of $50,000,000 aggregate principal amount of TRINOVA Corporation 9.55% Senior Sinking Fund Debentures Due 2018, and the issuance of $75,000,000 aggregate principal amount of TRINOVA Corporation 7.95% Notes Due 1997, filed as Exhibit (4)-2 to Form SE filed on March 18, 1993

(5) Neither an opinion of counsel concerning compliance with the requirements of ERISA nor an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code is included hereunder based on provisions of Item 8 of Form S-8. The Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner, and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

         The following exhibits are filed herewith:

(23)     Consent of Independent Auditors

(24)     Powers of Attorney


Item 9.  Undertakings.

1.   The Registrant hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (1)   To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

         (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on September 8, 1994.


TRINOVA CORPORATION


By   /S/ DARRYL F. ALLEN
     Darryl F. Allen - Director, Chairman of the
     Board, President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



/S/ DARRYL F. ALLEN
Darryl F. Allen                  9/8/94
Director, Chairman of the        (Date)
Board, President and Chief
Executive Officer
(Principal Executive Officer)



/S/ DAVID M. RISLEY
David M. Risley                  9/8/94
Vice President - Finance         (Date)
and Chief Financial Officer
(Principal Financial Officer)



/S/ GREGORY R. PAPP
Gregory R. Papp                  9/8/94
Corporate Controller             (Date)
(Principal Accounting Officer)



PURDY CRAWFORD*
Purdy Crawford*                  9/8/94
Director                         (Date)

DELMONT A. DAVIS*
Delmont A. Davis*                9/8/94
Director                         (Date)



DAVID R. GOODE*
David R. Goode*                  9/8/94
Director                         (Date)



PAUL A. ORMOND*
Paul A. Ormond*                  9/8/94
Director                         (Date)



JOHN P. REILLY*
John P. Reilly*                  9/8/94
Director                         (Date)



ROBERT H. SPILMAN*
Robert H. Spilman*               9/8/94
Director                         (Date)



WILLIAM R. TIMKEN, JR.*
William R. Timken, Jr.*          9/8/94
Director                         (Date)






*By James E. Kline, Attorney-in-fact


/S/ JAMES E. KLINE
James E. Kline                      9/8/94
Vice President and General Counsel  (Date)

The Plan. Pursuant to the requirements of The Securities Act of 1933, the Administrative Committee of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on September 8, 1994.


TRINOVA CORPORATION
RETIREMENT SAVINGS AND PROFIT-SHARING PLAN



By:  /S/ WILLIAM R. AMMANN
     William R. Ammann
     Chairman, Administrative Committee



By:  /S/ DAVID K. NEES
     David K. Nees
     Secretary, Administrative Committee



By:  /S/ J. RODNEY GLANSDORP
     J. Rodney Glansdorp
     Member, Administrative Committee



By:  /S/ NATHANIEL JACKSON, JR.
     Nathaniel Jackson, Jr.
     Member, Administrative Committee



By:  /S/ DEBRA G. SCHAEFER
     Debra G. Schaefer
     Member, Administrative Committee